                                                                                                       EXHIBIT 23.3

                                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2004 relating to the financial statements, which appears in the 2003 Annual Report to
Shareholders of Edison International, which is incorporated by reference in Edison International's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated March 10, 2004 relating to the financial statement schedules, which appears in such Annual Report on
Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Los Angeles, California
May 19, 2004